NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Second Quarter 2022 Results

•Second quarter sales grew to $1.3 billion, a 5% increase over the prior year quarter, and an all-time quarterly record

•GAAP EPS increased 24% to $0.92 compared to $0.74 in the prior year quarter

•Adjusted EPS increased 13% to $0.98 compared to $0.87 in the prior year quarter, exceeding second quarter guidance of $0.92. Results driven by better than expected results in the Americas, more than offsetting extended COVID-19 lockdowns in Shanghai

•Third quarter adjusted EPS guidance of $0.80 introduced with full year adjusted EPS guidance of $3.50 maintained (without giving effect to any adjustments for the announced acquisition of DSM Protective Materials and potential sale of Distribution)

•Most recent Sustainability Report published, highlighting the company’s progress on ESG initiatives focused on People, Products, Planet and Performance

CLEVELAND – July 26, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable solutions, today announced its second quarter 2022 results. The company delivered second quarter GAAP EPS of $0.92 compared to $0.74 in the prior year quarter. The company noted that GAAP EPS includes special items (Attachment 3), which impacted EPS in both periods.

“Overall, we are pleased with our performance as we have been able to overcome a number of continuing challenges including inflation, supply chain disruptions, extended lockdowns in China and the war in Ukraine,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “Second quarter sales increased 5% over the prior year quarter to $1.3 billion, and adjusted EPS increased 13% (20% excluding negative foreign exchange) to $0.98.”

Mr. Patterson added, “We have been on a multi-year journey to transform our portfolio and become a premier formulator of specialty and sustainable solutions. Our recent performance demonstrates the resiliency of our portfolio during challenging times.”

As a continuation of its specialty transformation, the company announced in April it had entered into an agreement to acquire the DSM Protective Materials business (including the Dyneema® brand) (“Dyneema”) and that it is exploring the sale of its Distribution business.

In this regard Mr. Patterson added, “We remain on track with our timeline for the acquisition and expect to close in September, subject to the satisfaction of customary closing conditions. In addition, we embarked on a formal process to explore the sale of our Distribution business and are encouraged by the level of interest we have received from several potential buyers.”

Without giving effect to any impacts from the pending acquisition of Dyneema and potential sale of Avient Distribution, the company provided third quarter adjusted EPS guidance of $0.80, a 14% increase from the prior year quarter, and maintained its full year adjusted EPS guidance of $3.50. “We expect demand in Asia to improve from the prior quarter and growth to continue in the Americas, offsetting softening conditions in Europe and weaker foreign exchange,” said Jamie A. Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation.

The company also announced that it has issued its latest Sustainability Report, available at www.avient.com/sustainability. The comprehensive online publication highlights progress made toward Avient’s 2030 Sustainability Goals, along with other news and information on ESG matters. “Every day we are making positive impacts across the sustainability spectrum, particularly with our growing portfolio of sustainable solutions for customers,” said Mr. Patterson. “Our sustainability report offers a transparent look into where we are focused, how we are leading and what this ultimately means for our many stakeholders, as well as our planet.”

Avient will be hosting a webcast on Tuesday, July 26, 2022 to discuss second quarter results and provide more details about the Dyneema acquisition and potential sale of its Distribution business.

Webcast Details

Avient will host a webcast on Tuesday, July 26, 2022 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and a personal PIN, which are required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

About Avient

Avient Corporation (NYSE: AVNT), with 2021 revenues of $4.8 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,800 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com/.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks, including recessionary conditions; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; any material adverse changes in the Dyneema Business; our ability to achieve the strategic and other objectives relating to the Dyneema Acquisition, and the possible sale of the Distribution business segment; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include: adjusted EPS and free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

# # #

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Sales	$1,302.4	$1,235.2	$2,596.2	$2,397.5
Operating Income	129.5	108.1	258.1	228.5
Net income attributable to Avient shareholders	84.7	68.8	168.9	148.1
Basic earnings per share attributable to Avient shareholders	$0.93	$0.75	$1.85	$1.62
Diluted earnings per share attributable to Avient shareholders	$0.92	$0.74	$1.83	$1.60

Senior management uses comparisons of adjusted net income attributable to Avient shareholders and diluted adjusted earnings per share (EPS) attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to Avient shareholders	$84.7	$0.92	$68.8	$0.74
Special items, after tax (Attachment 3)	5.1	0.06	11.7	0.13
Adjusted net income / EPS - excluding special items	$89.8	$0.98	$80.5	$0.87

	Six months ended June 30, 2022		Six months ended June 30, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to Avient shareholders	$168.9	$1.83	$148.1	$1.60
Special items, after tax (Attachment 3)	12.3	0.13	14.3	0.16
Adjusted net income / EPS - excluding special items	$181.2	$1.96	$162.4	$1.76

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Sales	$1,302.4	$1,235.2	$2,596.2	$2,397.5
Cost of sales	998.6	946.5	1,998.7	1,806.4
Gross margin	303.8	288.7	597.5	591.1
Selling and administrative expense	174.3	180.6	339.4	362.6
Operating income	129.5	108.1	258.1	228.5
Interest expense, net	(16.2)	(19.5)	(33.1)	(38.8)
Other income, net	1.4	1.2	0.8	2.7
Income before income taxes	114.7	89.8	225.8	192.4
Income tax expense	(30.0)	(20.4)	(56.6)	(43.3)
Net income	84.7	69.4	169.2	149.1
Net income attributable to noncontrolling interests	—	(0.6)	(0.3)	(1.0)
Net income attributable to Avient shareholders	$84.7	$68.8	$168.9	$148.1

Earnings per share attributable to Avient common shareholders - Basic	$0.93	$0.75	$1.85	$1.62

Earnings per share attributable to Avient common shareholders - Diluted	$0.92	$0.74	$1.83	$1.60

Cash dividends declared per share of common stock	$0.2375	$0.2125	$0.4750	$0.4250

Weighted-average shares used to compute earnings per common share:
Basic	91.4	91.3	91.4	91.3
Diluted	92.1	92.4	92.2	92.3

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of sales:
Restructuring costs, including accelerated depreciation and amortization	$(2.6)	$(1.5)	$(7.0)	$(3.3)
Environmental remediation costs	(3.0)	(12.5)	(5.0)	(13.0)
Reimbursement of previously incurred environmental costs	7.6	—	8.2	4.5
Acquisition related costs	—	1.4	—	1.4
Impact on cost of sales	2.0	(12.6)	(3.8)	(10.4)

Selling and administrative expense:
Restructuring, legal and other	(4.2)	(0.4)	(3.3)	(1.7)
Acquisition related costs	(2.1)	(1.2)	(5.0)	(4.5)
Impact on selling and administrative expense	(6.3)	(1.6)	(8.3)	(6.2)

Impact on operating income	(4.3)	(14.2)	(12.1)	(16.6)

Other income, net	—	—	0.1	—
Mark-to-market on cross-currency swaps	0.9	—	0.9	—
Impact on income before income taxes	(3.4)	(14.2)	(11.1)	(16.6)
Income tax benefit on above special items	0.8	3.4	2.8	4.3
Tax adjustments(2)	(2.5)	(0.9)	(4.0)	(2.0)
Impact of special items on net income attributable to Avient Shareholders	$(5.1)	$(11.7)	$(12.3)	$(14.3)

Diluted earnings per common share impact	$(0.06)	$(0.13)	$(0.13)	$(0.16)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.1	92.4	92.2	92.3

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$645.1	$601.2
Accounts receivable, net	752.6	642.3
Inventories, net	494.0	461.1
Other current assets	128.4	122.4
Total current assets	2,020.1	1,827.0
Property, net	638.9	676.1
Goodwill	1,256.8	1,286.4
Intangible assets, net	867.2	925.2
Operating lease assets, net	62.7	74.1
Other non-current assets	197.9	208.4
Total assets	$5,043.6	$4,997.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$607.7	$8.6
Accounts payable	634.0	553.9
Current operating lease obligations	21.4	24.2
Accrued expenses and other current liabilities	307.5	353.9
Total current liabilities	1,570.6	940.6
Non-current liabilities:
Long-term debt	1,249.1	1,850.3
Pension and other post-retirement benefits	95.0	100.0
Deferred income taxes	106.6	100.6
Non-current operating lease obligations	41.8	50.1
Other non-current liabilities	154.7	165.1
Total non-current liabilities	1,647.2	2,266.1
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,809.7	1,774.7
Noncontrolling interest	16.1	15.8
Total equity	1,825.8	1,790.5
Total liabilities and equity	$5,043.6	$4,997.2

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net income	$169.2	$149.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71.1	69.5
Accelerated depreciation and amortization	3.2	1.4
Share-based compensation expense	6.3	5.6
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(133.2)	(196.1)
Increase in inventories	(45.9)	(88.1)
Increase in accounts payable	98.5	108.4
Decrease in pension and other post-retirement benefits	(9.9)	(9.2)
(Decrease) increase in accrued expenses and other assets and liabilities, net	(52.6)	27.5
Net cash provided by operating activities	106.7	68.1
Investing activities
Capital expenditures	(34.0)	(42.1)
Settlement of cross-currency swaps	75.1	—
Net cash proceeds used by other assets	—	(2.0)
Net cash provided (used) by investing activities	41.1	(44.1)
Financing activities
Purchase of common shares for treasury	(36.4)	(4.2)
Cash dividends paid	(43.5)	(38.8)
Repayment of long-term debt	(4.4)	(4.4)
Payments of withholding tax on share awards	(4.1)	(4.2)
Net cash used by financing activities	(88.4)	(51.6)
Effect of exchange rate changes on cash	(15.5)	(5.7)
Increase (decrease) in cash and cash equivalents	43.9	(33.3)
Cash and cash equivalents at beginning of year	601.2	649.5
Cash and cash equivalents at end of period	$645.1	$616.2

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales:
Color, Additives and Inks	$649.1	$624.4	$1,298.6	$1,233.7
Specialty Engineered Materials	243.9	240.6	488.6	457.1
Distribution	443.2	404.4	876.1	767.1
Corporate and eliminations	(33.8)	(34.2)	(67.1)	(60.4)
Sales	$1,302.4	$1,235.2	$2,596.2	$2,397.5

Gross margin:
Color, Additives and Inks	$193.4	$193.4	$385.5	$390.9
Specialty Engineered Materials	67.4	69.6	137.2	134.3
Distribution	42.9	40.1	82.2	79.4
Corporate and eliminations	0.1	(14.4)	(7.4)	(13.5)
Gross margin	$303.8	$288.7	$597.5	$591.1

Selling and administrative expense:
Color, Additives and Inks	$99.8	$107.1	$197.4	$215.8
Specialty Engineered Materials	30.8	32.3	60.9	62.8
Distribution	15.8	16.4	30.9	31.7
Corporate and eliminations	27.9	24.8	50.2	52.3
Selling and administrative expense	$174.3	$180.6	$339.4	$362.6

Operating income:
Color, Additives and Inks	$93.6	$86.3	$188.1	$175.1
Specialty Engineered Materials	36.6	37.3	76.3	71.5
Distribution	27.1	23.7	51.3	47.7
Corporate and eliminations	(27.8)	(39.2)	(57.6)	(65.8)
Operating income	$129.5	$108.1	$258.1	$228.5

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$119.5	$111.6	$240.0	$227.7
Specialty Engineered Materials	44.3	45.4	91.8	87.4
Distribution	27.3	23.9	51.7	48.1
Corporate and eliminations	(25.1)	(39.0)	(51.1)	(63.8)
Other income, net	1.4	1.2	0.8	2.7
EBITDA	$167.4	$143.1	$333.2	$302.1

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2022	2021	2022	2021

Sales	$1,302.4	$1,235.2	$2,596.2	$2,397.5

Gross margin - GAAP	303.8	288.7	597.5	591.1
Special items in gross margin (Attachment 3)	(2.0)	12.6	3.8	10.4
Adjusted gross margin	$301.8	$301.3	$601.3	$601.5

Adjusted gross margin as a percent of sales	23.3%	24.4%	23.2%	25.1%

Operating income - GAAP	129.5	108.1	258.1	228.5
Special items in operating income (Attachment 3)	4.3	14.2	12.1	16.6
Adjusted operating income	$133.8	$122.3	$270.2	$245.1

Adjusted operating income as a percent of sales	10.3%	9.9%	10.4%	10.2%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from before income taxes	$114.7	$3.4	$118.1	$89.8	$14.2	$104.0

Income tax expense - GAAP	(30.0)	—	(30.0)	(20.4)	—	(20.4)
Income tax impact of special items (Attachment 3)	—	(0.8)	(0.8)	—	(3.4)	(3.4)
Tax adjustments (Attachment 3)	—	2.5	2.5	—	0.9	0.9
Income tax (expense) benefit	$(30.0)	$1.7	$(28.3)	$(20.4)	$(2.5)	$(22.9)

Effective Tax Rate(1)	26.1%		23.9%	22.7%		22.0%
(1) Rates may not recalculate from figures presented herein due to rounding

	Six Months Ended June 30,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from before income taxes	$225.8	$11.1	$236.9	$192.4	$16.6	$209.0

Income tax expense - GAAP	(56.6)	—	(56.6)	(43.3)	—	(43.3)
Income tax impact of special items (Attachment 3)	—	(2.8)	(2.8)	—	(4.3)	(4.3)
Tax adjustments (Attachment 3)	—	4.0	4.0	—	2.0	2.0
Income tax (expense) benefit	$(56.6)	$1.2	$(55.4)	$(43.3)	$(2.3)	$(45.6)

Effective Tax Rate(1)	25.0%		23.4%	22.5%		21.8%
(1) Rates may not recalculate from figures presented herein due to rounding

Reconciliation of EBITDA by Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income:
Color, Additives and Inks	$93.6	$86.3	$188.1	$175.1
Specialty Engineered Materials	36.6	37.3	76.3	71.5
Distribution	27.1	23.7	51.3	47.7
Corporate and eliminations	(27.8)	(39.2)	(57.6)	(65.8)
Operating income	$129.5	$108.1	$258.1	$228.5

Items below OI in Corporate:
Other income, net	$1.4	$1.2	$0.8	$2.7

Depreciation & amortization:
Color, Additives and Inks	$25.9	$25.3	$51.9	$52.6
Specialty Engineered Materials	7.7	8.1	15.5	15.9
Distribution	0.2	0.2	0.4	0.4
Corporate and eliminations	2.7	0.2	6.5	2.0
Depreciation & Amortization	$36.5	$33.8	$74.3	$70.9

EBITDA:
Color, Additives and Inks	$119.5	$111.6	$240.0	$227.7
Specialty Engineered Materials	44.3	45.4	91.8	87.4
Distribution	27.3	23.9	51.7	48.1
Corporate and eliminations	(25.1)	(39.0)	(51.1)	(63.8)
Other income, net	1.4	1.2	$0.8	$2.7
EBITDA	$167.4	$143.1	$333.2	$302.1

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to EBITDA and Adjusted EBITDA:	2022	2021	2022	2021
Net income – GAAP	$84.7	$69.4	$169.2	$149.1
Income tax expense	30.0	20.4	56.6	43.3
Interest expense	16.2	19.5	33.1	38.8
Depreciation and amortization	36.5	33.8	74.3	70.9
EBITDA	$167.4	$143.1	$333.2	$302.1
Special items, before tax	3.4	14.2	11.1	16.6
Depreciation and amortization included in special items	(1.1)	1.4	(3.2)	0.8
Adjusted EBITDA	$169.7	$158.7	$341.1	$319.5

	Three Months Ended June 30, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income attributable to Avient shareholders	$68.8	$0.74
Special items, after tax (Attachment 3)	11.7	0.13
Adjusted net income / EPS - excluding special items	80.5	0.87
FX adjustment	(4.9)	(0.05)
Adjusted net income / EPS - excluding special items, adjusted for FX	$75.6	$0.82